Exhibit 10.16

July     , 2006

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

MAXIM GROUP LLC

MERRIMAN CURHAN FORD & CO.

    as Representatives of the several Underwriters

c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

4 World Financial Center

New York, New York 10080

CATALYTIC CAPITAL INVESTMENT

CORPORATION

100 Wilshire Boulevard

Suite 1100

Santa Monica, California 90401

Re: Catalytic Capital Investment Corporation Initial Public Offering - Letter Agreement

Dear Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Purchase Agreement (the “Purchase Agreement”) entered into by and between Catalytic Capital Investment Corporation, a Delaware corporation (the “Company”), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Maxim Group LLC and Merriman Curhan Ford & Co., as representatives (the “Representatives”) of the several underwriters named on Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (a “Warrant”). The capitalized terms set forth on Schedule 1 attached hereto are hereby incorporated by reference.

In order to induce the Company and the Underwriters to enter into the Purchase Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Representatives as follows:

1. If the Company solicits approval of its stockholders for a Business Combination, the undersigned shall vote (i) all Insider Shares owned by such person either for or against such Business Combination in the same manner that the shares of common stock are voted by the Company’s public stockholders other than the Insiders, and (ii) all shares that may be acquired by such person in the IPO or in the aftermarket in favor of the Business Combination.

2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause the Company to dissolve, liquidate and distribute its assets to its stockholders as soon as practicable (the earliest date on which such conditions are satisfied being the “Liquidation Date”). The undersigned agrees that, as a member of the Company’s Board of Directors, (A) if the Company is seeking approval from its stockholders to consummate a business combination within 90 days of the expiration of 24 months after the closing date of the IPO or (B) if no proxy statement seeking the approval of the Company’s stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of the IPO, he or she shall vote to adopt and recommend to the Company’s stockholders a plan of dissolution and liquidation. If the Company solicits approval of its stockholders for a plan of liquidation or dissolution approved by the Board, the undersigned shall vote all shares owned by him in favor of approving such plan of liquidation or dissolution.

3. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distribution of the Trust Fund with respect to such person’s Insider Shares, and hereby waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees not to seek recourse for any such claim against the Trust Fund for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Fund received by the undersigned in respect to such person’s Insider Shares.

4. The undersigned shall not, and shall cause the members of such person’s Immediate Family and the affiliates of such person not to, accept any compensation for services rendered to the Company prior to, or in connection with, the Business Combination; provided, that the undersigned shall be entitled to receive reimbursement from the Company for its out-of-pocket expenses incurred on behalf of the Company in connection with seeking and consummating a Business Combination to the extent contemplated in the Prospectus; and provided further, that Catalytic Capital LLC may receive up to $7,500 per month from the Company for general and administrative services.

5. The undersigned shall not, and shall cause the members of such person’s Immediate Family and the affiliates of such person not to, accept a finder’s fee or any other compensation in the event the undersigned, any member of such person’s Immediate Family or any affiliate of such person originates a Business Combination.

6. The undersigned hereby agrees to serve as a member of the Board of Directors of the Company until the earlier of (i) the Business Combination Date and (ii) the Liquidation Date.

7. The undersigned represents and warrants that (i) the biographical information furnished to the Company and the Representatives and attached hereto as Exhibit A is true and accurate in all respects (other than de minimis errors or omissions), does not omit any material information with respect to the undersigned’s background during the previous five years and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended, (ii) the questionnaires furnished by the undersigned to the Company and the Representatives are true and accurate in all respects (other than de minimis errors or omissions), and (iii) the undersigned has full right and power, without violating any agreement by which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement and to serve as a member of the Board of Directors of the Company. The undersigned further represents and warrants that:

(a) The undersigned is not subject to, or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction.

(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding.

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

(d) The undersigned consents to being named in the Registration Statement as a member of the Board of Directors of the Company.

The undersigned understands that the Representatives and their legal representatives or agents (the “Agents”) may conduct a reasonable background check with respect to the undersigned and neither the Representatives or the Agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining such information, and the undersigned releases them from liability for any damage whatsoever in connection with requesting and obtaining such information; provided, that the Representatives and the Agents shall maintain the confidentiality of any information received pursuant thereto, and further shall not transfer, or cause or permit the transfer of, such information to any other person or party, or use such information other than in connection with the IPO, in each case without the express written consent of the undersigned.

The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Representatives (or any of the Underwriters) a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date; provided that such termination shall not relieve the undersigned from liability resulting from or arising out of any breach of this agreement or covenant hereunder prior to its termination.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[The Remainder of this Page is Intentionally Left Blank]

Sincerely,

By:
DENNIS S. BOOKSHESTER

Accepted and agreed:

CATALYTIC CAPITAL INVESTMENT CORPORATION

By:
Name:	Matthew G. Pillar
Title:	Chief Financial Officer

and

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
MAXIM GROUP LLC
MERRIMAN CURHAN FORD & CO.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Signatory

By:	MAXIM GROUP LLC

By
Authorized Signatory

By:	MERRIMAN CURHAN FORD & CO.

By
Authorized Signatory

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Schedule 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, stock purchase, asset acquisition or other similar type of transaction or a combination of any of the foregoing, of one or more operating businesses having collectively, a fair market value (as calculated in accordance with requirements set forth in the Company’s Amended and Restated Certificate of Incorporation) of at least 80% of the balance in the Trust Account (as defined in the Company’s Amended and Restated Certificate of Incorporation), excluding the Deferred Underwriting Fee (as defined in the Company’s Amended and Restated Certificate of Incorporation) at the time of such acquisition; provided, that any acquisition of multiple operating businesses shall occur contemporaneously with one another.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider prior to the Effective Date, other than the Private Placement Shares owned by such Insider.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

“Private Placement” shall mean the sale of Units by the Company to certain stockholders pursuant to the Private Placement Purchase Agreement, dated as of March 22, 2006, as amended, between the Company and the purchasers listed on Exhibit A thereto.

“Private Placement Shares” shall mean (i) all shares of Common Stock issued by the Company as a component of the Units issued in the Private Placement, (ii) all shares of Common Stock issuable upon exercise of Warrants issued as a component of the Units issued in the Private Placement, and (iii) all shares of Common Stock issuable upon the exercise of the Warrants issued by the Company in the Private Placement.

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“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-132717) with the SEC on March 24, 2006, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United States Securities and Exchange Commission.

“Termination Date” shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date.

“Transaction Failure” shall mean the failure to consummate a Business Combination (i) during the eighteen-month period immediately following the closing date of the IPO, or (ii) during the twenty-four-month period immediately following the closing date of the IPO if a letter of intent, agreement in principle or definitive agreement is executed within eighteen months following the closing date of the IPO.

“Transaction Failure Date” shall mean (i) the date eighteen (18) months following the closing date of the IPO, or (ii) the date twenty-four (24) months following the closing date of the IPO if a letter of intent, agreement in principle or definitive agreement is executed within eighteen months following the closing date of the IPO.

“Trust Fund” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Prospectus.

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Exhibit A

BIOGRAPHY

Dennis S. Bookshester, Director. Dennis Bookshester served as the Chief Executive Officer of Turtle Wax Inc. from January 2004 until May 2005. Prior to his tenure at Turtle Wax, he was the Chief Executive Officer of Fruit of the Loom, Inc. from June 1999 to May 2002. From December 1990 to May 1991, he served as Chief Executive Officer of Zale Corporation, a company principally involved in the retail sale of jewelry. Prior to his tenure at Zale, he was Corporate Vice Chairman, Chairman, and Chief Executive Officer of the Retail Group of Carson Pirie Scott & Co., positions he held from 1984 to 1989. He is Chairman of the Illinois Racing Board, a member of the Board of Directors of both Northwestern Hospital Foundation, and Playboy Enterprises, Inc., and serves on the Visiting Committee of the University of Chicago Graduate School of Business, the University of Chicago Visiting Committee to Biological Sciences, and the Pritzker School of Business. Mr. Bookshester currently serves as a Director of a number of private companies and is a member of the World Presidents’ Organization and the Chief Executives’ Organization. Mr. Bookshester is a member of the Audit Committee and Compensation Committee of the Board.

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